UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DEFINITIVE INFORMATION STATEMENT

                          Matrix Energy Services Corp.
                (Name of Registrant as Specified In Its Charter)
                           378 North Main Street, #124
                               Layton, Utah 84041
                                  801-273-9300
                           SEC File Number: 000-09419

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                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                          MATRIX ENERGY SERVICES CORP.
                            378 No. Main Street #124
                                Layton, UT 84041
                                  801-273-9300

                              INFORMATION STATEMENT
This Information Statement ("Statement") contains information related to certain corporate actions of Matrix Energy Services Corp., a Nevada corporation (the "Company"), and is expected to be mailed on or about October 25, 2007 to all holders of the voting capital stock of the Company,(collectively, the "Shareholders"), which includes all shareholders of common stock, approximately 2500 shareholders, par value $.002 per share ("Common Stock"), of record at the close of business on September 14, 2007 ("Record Date").

         The corporate actions involve Proposals providing for the following matters.

         1. A recapitalization pursuant to which the issued and outstanding shares of the Company's common stock will be reverse split, or consolidated, on a one thousand (1,000) to one (1) basis so that shareholders will receive one
(1) share of the Company's common stock for one thousand (1,000) shares now held. Any fractional shares will be rounded up. No certificate greater than five hundred shares will be reversed below five hundred shares. Subsequent to the reverse there will be approximately 360 shareholders.

         2. The Articles of Incorporation of the Company will be amended to change the name of the Company to a name yet to be chosen by the Board of Directors to better reflect the direction of the Company's business.

         3. The Articles of Incorporation of the Company will be amended to change the par value of common stock, from $.002 to $.001.


THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 92,667,217 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE, HAVE CONSENTED TO THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.


                       BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ James Anderson
                            James Anderson, President

October 24, 2007

                          MATRIX ENERGY SERVICES CORP.
                            378 No. Main Street #124
                                Layton, UT 84041
                                  801-273-9300

                         ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

         This Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the Record Date, of the corporate actions expected to be taken pursuant to the written consent of principal shareholders. Specifically, holders of our Common Stock entitled to cast 53% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before November 15, 2007, consisting of a recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 92,667,217 to approximately 92,668 through a reverse split of the issued and outstanding common stock on a one (1) for one thousand (1,000) basis, a change in the Company's name, which name will be determined at a later date; and a change in the par value of common stock from $.002 to $.001 (the "Proposal"). Accordingly, all actions described in the Proposal are expected to be taken on or about November 15, 2007.

Who is Entitled to Notice?

         All holders of shares, consisting of approximately 2500 shareholders, of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of certain principal shareholders. Specifically, shareholders who have consented in writing to the Proposal. Under Nevada corporate law and the Company's governing documents, all activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the shareholders are entitled to cast a number of shares equal to 53% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required.

What Corporate Matters Has the Principal Shareholders Voted on and How Did They Vote?

         The shareholders that hold 53% of the total voting capital stock of the Company hold a majority of the total voting capital stock required to vote on each matter. Such principal shareholders have consented in writing to the following Proposal:

          FOR the adoption of a) of a reverse stock split of the Company's common stock in a ration of one (1) new share for every one thousand (1,000) existing shares of common stock outstanding; b) a change in the name of the Company to be determined at a later date; c) change in the par value of the Company's Common Stock from $.002 to $.001.

What Was the Recommendations of the Board of Directors?

         The Board of Directors unanimously recommended that shareholders vote as follows:

          FOR the adoption of a) of a reverse stock split of the Company's common stock in a ration of one (1) new share for every one thousand (1,000) existing shares of common stock outstanding; b) a change in the name of the Company to be determined at a later date; c) change in the par value of the Company's Common Stock from $.002 to $.001.

What Vote Was Required to Approve the Proposal?

         Each share of Common Stock is entitled to one (1) vote. As of the Record Date, we had 92,667,217 shares of Common Stock issued and outstanding. Therefore, a majority of the 92,667,217 total voting shares of common stock of the Company in favor of the action is required to pass the shareholder resolution for this action. A majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by certain shareholders (which vote is equal to 53% of the total voting capital stock of the Company, was sufficient to approve the Proposal.

Will Shareholder Receive Dissenters' Rights?

         Under Nevada law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposal set forth herein.

                   INFORMATION ON THE CONSENTING SHAREHOLDERS

         Shareholders who hold shares of Common Stock have consented in writing to the Proposal. The number of shares of Common Stock within their voting control as of the Record Date is listed below. The following principal shareholders hold 53% of the shares of voting capital stock and accordingly, has sufficient shares to approve the Proposal:

                                                            Number of Common Shares       Percentage of Total Voting Capital
                       Name and Address                        Entitled to Vote                        Stock (1)
         Portsmith Partners of Nevada (2)                         49,135,815                              53%
         378 North Main, #124
         Layton, UT    84041

(1) Applicable percentage of total voting stock is based on 92,667,217 shares of Common Stock issued and outstanding on September 14, 2007.

(2) Thomas Mills is controlling shareholder and management of Portsmith Partners of Nevada.

Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information with respect to persons known to the Company to own beneficially more than five percent (5%) of the Company's voting securities, as of the record date, and persons who have served and/or are still serving as directors of the Company since the beginning of the last fiscal year, and the directors and officers of the Company as a group.

                                                                              Amount and Nature of
                    Title of Name and Address of          Position with            Beneficial           Percent of Class
Class                          Beneficial Owner               Company               Ownership (1)             (2)
------              --------------------------------      -------------       --------------------      ----------------
Common              Portsmith Partners of Nevada (3)         None                   49,135,815                  53%
                    378 North Main, #124
                    Layton, Utah 84041

                      Title of Name and Address of
                         Office and Director
                    ------------------------------
Common              James Anderson                         Dir. & Pres.                      0                  0%
                    378 North Main, #124
                    Layton, Utah 84041

                    Management as a group (one)                                              0                  0%

(1) For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) All percentages are calculated based upon a total number of 92,667,217 shares of Common Stock outstanding as of September 14, 2007, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

         (3) Thomas Mills is controlling shareholder and management of Portsmith Partners of Nevada.

                          PROPOSALS BY SECURITY HOLDERS

         No security holder has requested the Company to include any additional proposals in this Statement.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

         No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Statement.

                                    PROPOSAL
RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT; CHANGE IN THE NAME OF THE COMPANY; Decrease IN AUTHORIZED.

1. Reverse Split of the Common Stock.

         The Company currently has little or no public market for its common stock. Based upon current market conditions and limited brokerage firm interest in low priced securities, the Board of Directors has determined that it is in the Company's and the shareholders' best interest to effectuate a reverse split on a basis of up to 1,000 to 1. Management hopes, though there is no guarantee, that the reverse split will allow the Company's common stock to trade at a higher price per share, thus making it more attractive to financial institutions and institutional investors. The recapitalization will reduce on a 1,000 to 1 basis the issued and outstanding shares of the Company's common stock, par value $.002 per share, through a reverse split or consolidation, so that shareholders will receive one (1) share of Common Stock for every one thousand (1,000) shares of Common Stock now held by the shareholder.

         In an effort to preserve shareholders in certain "round lots", which is of benefit to the shareholders and the Company, no certificate greater than five hundred shares will be reversed below five hundred shares. No fractional shares will be issued in connection with such recapitalization and only fractional shares will be rounded up to the nearest whole number. This transaction is not intended to be a "going private" transaction.

         The rights of existing shareholders, as a class, will not be altered. However, shareholders owning less than 500 shares will be eliminated as a result of the reverse split. Consequently, for those shareholders owning less than 500 shares, their rights shall be eliminated entirely. Shareholders eliminated will not receive any compensation or consideration for their shares.

         The Company cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a reverse split declines. The Company cannot assure you that the trading price of the common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of the common stock outstanding as a result of the reverse stock split. Also, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, most proximately our lack of profitability or business.

         The following table represents the number of common shares after the reverse stock split that will be:

  ------------------------------------------- ------------------------------------- -----------------------------------------------
                                                                                      (iii) Authorized but unreserved as a
                                               (ii) Authorized and reserved             result of the adoption of the reverse
         (i) Issued and Outstanding                 for issuance                          stock split (total unissued)
  ------------------------------------------- ------------------------------------- -----------------------------------------------
                    92,668                                     0                                     499,907,332
  ------------------------------------------- ------------------------------------- -----------------------------------------------

         The Company currently has no definitive plans to issue the authorized but unissued shares available due to the reverse split.

2. Change in the Name of the Company.

         Shareholders holding a majority of the Company's common stock have consented to give the Board of Directors authority to change the name of the Company to be determined at a later date.

3. Change in the Par Value of Common Stock.

Shareholders holding a majority of the Company's common stock have consented to change the par value of the Company's Common Stock from $.002 to $.001.

Share information.

         As of the Record Date there were approximately 92,667,217 shares of common stock outstanding. Each outstanding share of Common Stock is entitled to one vote.

         In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the Recapitalization and name change), to the Company's transfer agent, Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, and be issued in exchange therefor, one new certificate in the new name of the Company representing the Common Stock on a 1,000 for 1 basis, rounded up to the nearest whole share. The Company shall pay the cost of such issuance, if presented to Securities Transfer Corporation, within 60 days of October , 2007. After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Securities Transfer Corporation in the amount of $20 per certificate to be issued. The Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the certificates are in presently. To eliminate confusion regarding the Common Stock, the Board of Directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so.

Changes in Control.

         The Company is currently seeking business opportunities to acquire or merge with. The Company has investigated several opportunities, but has not entered into a definitive agreement to date. Changes in the composition of the Board of Directors, as well as changes in controlling ownership of the Company's voting stock, could be possible, if not likely, in the future as the Company seeks business venture acquisitions or mergers. In the event of an acquisition or merger, the shareholders have previously authorized the Company to change its name to a name to be determined at a later date by the Board of Directors.

Vote Required for Approval

         Approval of the proposed above action requires a majority vote of the shareholders of shares as of the Record Date. Because shareholders holding a majority of the shares are in favor of the proposed actions, proxies are not being solicited in this matter and the corporate action will be approved by written shareholder consent.

         Pursuant to Section 14(a) of the Securities Exchange Act of 1934, no other corporate events are taking place to be voted on.

Recommendation of the Board of Directors

         The Board of Directors of the Company unanimously recommended a vote "FOR" the approval of the reverse split reducing the issued and outstanding shares.

Additional Information Included With This Information Statement

         Additional information concerning the Company, its audited annual financial statements for the period ending September 30, 2006 and the unaudited quarterly financial statements for the periods ending December 31, 2007; March 31, 2007 and June 30, 2007, can be found by accessing the following website with the Securities and Exchange Commission ("SEC"), at www.sec.gov/Archives/edgar.

Delivery of Documents to Security Holders Sharing an Address

         Only one (1) Information Statement and annual and quarterly report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company they wish to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at 4766 Holladay Blvd.; Holladay, UT 84117, 801-273-9300.

                       By Order of the Board of Directors

                        /s/James Anderson
                        James Anderson
                        President

Salt Lake City, Utah
October 24, 2007